SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 10, 2000
                                (Date of report)


                             PROTOSOURCE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


CALIFORNIA                          33-86242                  77-0190772
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)


                           2800 28th Street, Suite 170
                         Santa Monica, California 90405
                    (Address of Principal Executive Offices)


                                 (310) 314-9801
              (Registrant's telephone number, including area code)


                    ----------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets

     On October 28, 1999, Protosource Corporation ("Protosource" or the "Company") consummated their acquisition of substantially all of the assets of MicroNet Services, Inc., a Connecticut corporation ("MicroNet"), in exchange for the issuance of 78,810 shares of Protosource Common Stock and $132,500 in cash consideration. The transaction was completed in accordance with the terms of the asset purchase agreement, dated as of October 28, 1999, and effective as of November 1, 1999, between the Company, MicroNet and the shareholders of MicroNet.

     The assets purchased by Protosource include all of MicroNet's subscriber base, consisting of approximately 2900 accounts, as well as its commercial based web hosting business, consisting of approximately 28 accounts, and any intellectual property rights held by MicroNet. The total value of these assets was based upon a pre-determined purchase price per account mutually agreed upon by the Company and MicroNet. As an additional part of the completed transaction, Protosource has hired James Sette, MicroNet's former Chief Executive Officer, as Vice President of Business Development, John Prather, MicroNet's former President, as Director of Operations, and intends to appoint Stuart Rosenkrantz, a shareholder of MicroNet, as a Director of the Company.

ITEM 5.  Other Events.

     On November 3, 1999, and effective as of November 1, 1999, Raymond Meyers resigned from his positions as Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company. In connection with his resignation, the Company has entered into a severance agreement with Mr. Meyers, by which the Company will pay Mr. Meyers $35,000, over a period of no more than six months, and grant him 20,000 options in the Company's common stock. In addition, the Company has entered into a six month consulting agreement with Mr. Meyers, by which the Company will pay Mr. Meyers an hourly rate of $100. Both of these agreements are attached as exhibits hereto.

     Upon Mr. Meyer's resignation, Protosource's shareholders elected William Conis as the Company's new Chief Executive Officer, President, Chief Financial Officer and Secretary, effective November 1, 1999. In connection with his election to these positions, the Company has entered into an employment agreement with William Conis for a term of two years, at a base annual salary of $175,000. Mr. Conis' employment agreement is also attached as an exhibit hereto.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements of Business Acquired

     All financial information required by this Item 7(a) is attached hereto beginning on page F-1.

         (b)      Pro Forma Financial Information

         All financial information required by this Item 7(b) is attached hereto beginning on page F-12.

         (c)      Exhibits

         Number   Description

         10.1     Asset Purchase Agreement, dated as of October 28, 1999, and effective as of November 1, 1999, by and among
                  MicroNet Services, Inc., Kanfer Associates, Denise Rosenkrantz, James M. Sette and Protosource Corporation.*

         10.2     Form of Severance Agreement, dated as of November 3, between Protosource Corporation and Raymond Meyers.*

         10.3     Form of Consulting Agreement, dated as of November 3, between Protosource Corporation and Raymond Meyers.*

         10.4     Form of Employment Agreement, dated as of November 3, between Protosource Corporation and William Conis.*
                  -------------------
                  *Previously filed.



                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                         PROTOSOURCE CORPORATION
                                                                    (Registrant)


Date: January 10, 2000                                         /s/William Conis
                                                                  William Conis
                                                         Chief Executive Officer

                              Financial Statements

                                Table of Contents
                                                                                                             Page
MicroNet Online Services, L.L.C.
(a limited liability company)

Financial Statements for fiscal year ended December 31, 1998 (audited)
Independent Auditor's Report                                                                                 1
Balance sheet                                                                                                2
Statement of loss and  members' deficit                                                                      3
Statement of cash flows                                                                                      4
Notes to financial  statements                                                                               5 - 6

Interim Financial Statements for the nine-month period
  ended September 30, 1999 and September 30, 1998 (unaudited)
Accountant's compilation report                                                                              7
Balance sheets                                                                                               8
Statements of income(loss) and  members' deficit                                                             9
Statements of cash flows                                                                                     10
Notes to unaudited financial statement                                                                       11

Protosource Corporation

Proforma Combined Condensed Statement Of Operations
For The Nine Months Ended September 30, 1999 (unaudited)
Proforma combined condensed balance sheet                                                                    12-13
Proforma combined condensed statement of operations                                                          14
Proforma combined condensed statement of operations
For the year ended December 31, 1998                                                                         15
Notes to unaudited proforma combined condensed
Financial statements                                                                                         16

                          Independent Auditor's Report



MicroNet Online Services, L.L.C.
1580 Chapel Street
New Haven, CT 06511


     We have audited the accompanying balance sheet of MicroNet Online Services, L.L.C. as of December 31, 1998 and the related statements of loss, members' deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MicroNet Online Services, L.L.C. at December 31, 1998 and the results of its operations and cash flows for the year then ended.





                                                   Francis X. Conlon & Co., P.C.
                                                    Certified Public Accountants









North Haven, CT
October 22, 1999

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                                  Balance Sheet
                                December 31, 1998



Assets
      Current assets
             Cash & cash equivalents                           $  67,100
             Trade accounts receivable

      Property & equipment, net of accumulated
           depreciation of $1,676.                                 6,706

      Goodwill, net of accumulated amortization
           of $13,919.                                           116,071

                                                                $189,877
                                                             ============


Liabilities and members' deficit
      Current liabilities
            Cash - overdraft                                   $   6,396
            Demand notes payable                                 111,000
            Trade accounts payable                               296,095
            Loans and advances                                    71,430
            Accrued expenses and withholding                      23,296
                                                                 508,217

Members' deficit                                                (318,340)

                                                               $ 189,877
                                                             ============









                             See accompanying notes.

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                     Statement of Loss and Members' Deficit
                      for the year ended December 31, 1998


Revenue
     Sales .................................................          $ 903,606
     Other .................................................              9,531
                                                                        913,137

Cost of sales ..............................................            685,872

Gross profit ...............................................            227,265

Expenses
    Compensation ...........................................            207,206
    Interest ...............................................              7,770
    Selling and administration .............................            206,224
                                                                        421,200

Net loss ...................................................           (193,935)


Members' deficit - January 1, 1998 .........................           (131,905)

Capital contributions ......................................              7,500

Members' deficit - December 31, 1998 .......................          $(318,340)
                                                                      =========



                             See accompanying notes.
                                       F-3

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                             Statement of Cash Flows
                      for the year ended December 31, 1998


Cash flows from operating activities
     Net income (loss) ........................................       $(193,935)
     Adjustments to reconcile net loss to net cash
     used by operating activities
       Depreciation and amortization ..........................          10,962
      (Increase) in:
       Trade accounts receivables .............................         (41,100)
       Increase(decrease) in:
       Trade accounts payables ................................         156,808
       Loans and advances .....................................          48,780
       Accrued expenses and withholding .......................          15,402
                                                                         (3,083)

Cash flows used by investing activities
     Acquisition of equipment .................................          (8,382)

Cash flows from financing activities
     Capital contribution by member ...........................           7,500

Net decrease in cash ..........................................          (3,965)

Cash overdraft January 1, 1998 ................................          (2,431)

Cash overdraft December 31, 1998 ..............................       $  (6,396)
                                                                      =========






                             See accompanying notes.
                                       F-4

                        MicroNet Online Services, L.L.C.
                          Notes to Financial Statements
                                December 31, 1998


Note A - Summary of significant accounting policies
Nature of operations

     The Company principally provides internet access service to retail customers for a monthly access fee. The service is provided to customers primarily in Connecticut and the New England area. Customers generally pay for such service by major credit card and management believes all amounts due from customers is collectable.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Depreciation

     The Company's equipment consists of computer equipment and is depreciated using the straight line method for financial reporting purposes. Depreciation amounted to $1,676. during 1998. The estimated useful lives of depreciable assets is five years.

Amortization of goodwill

     Costs of investments in purchased companies in excess of the underlying fair value of net assets at date of acquisition are recorded as goodwill and amortized over a 14 year period. Amortization amounted to $9,286. during 1998.

Advertising

     The Company expenses advertising costs as they are incurred. Advertising expenses amounted to $2,911. during 1998

Note B - Related party transactions

     The following transactions occurred between the Company and related parties:

     The Company rents space from and is supplied administrative services by a company controlled by a member. The cost of rent and administrative services is at market rates. No formal lease agreement is in effect. The amount payable for such rent and services amounted to $90,152. at December 31, 1998.

     Demand notes payable are due to a member of the Company. The balance of demand notes payable was $111,000. at December 31, 1998. Interest expense related to the notes amounted to $7,770. during 1998.

     Loans and advances are due to a member of the company. The balance of loans and advances was $71,430. at December 31, 1998. No formal notes covers such advances and interest is not due on them.

                        MicroNet Online Services, L.L.C.
                          Notes to Financial Statements
                                December 31, 1998



Note C - Property and equipment Property and equipment consists of the following:

Computer equipment ...........................................................   $8,383.
Accumulated depreciation .....................................................   (1,676.)

                                                                                 $6,706.


Note D -Demand notes payable consists of the following:
               Note payable to Stuart Rosenkrantz,
                    with interest at 7%, due on demand                    $  50,000.
               Note payable to Stuart Rosenkrantz,
                    with interest at 7%, due on demand                       20,000.
               Note payable to Stuart Rosenkrantz ,
                    with interest at 7% , due on demand                      35,000.
               Note payable to Stuart Rosenkrantz,
                    with interest at 7%, due on demand                        6,000.
                                                                          ----------
                                                                          $ 111,000.

All of the above notes are secured by the personal property and accounts receivable currently held by the Company and all other property that now or hereafter is held by the Company.


Note E - Leasing arrangements

The Company leases computer equipment under non cancelable operating leases. The following is a schedule of future lease payments required under the leases:

                                                     $ 42,632.
                                                       19,672.
                                                        8,192.
                                                        2,731.
                                                       -------
                                                     $ 73,227.

Note F -  Income taxes

     The Company is not a taxpaying entity for federal income tax purposes, and thus no income tax expense has been recorded in these statements. Income or loss of the Company is reported and included by the members in their respective returns.

                         Accountant's Compilation Report



MicroNet Online Services, L.L.C.
1580 Chapel Street
New Haven, CT 06511


     We have compiled the accompanying balance sheets of MicroNet Online Services, L.L.C. as of September 30, 1999 and 1998 and the related statements of income (loss) and members deficit and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services as issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other forms of assurance on them.

     Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.






                                                   Francis X. Conlon & Co., P.C.
                                                    Certified Public Accountants





North Haven, CT
December 30, 1999

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                                  Balance Sheet
                           September 30, 1999 and 1998

                                                     1999          1998
Assets
      Current assets
             Cash & cash equivalents ..........   $   9,972    $    --
             Trade accounts receivable ........      70,384       78,321

      Property & equipment, net of accumulated
           depreciation of $2,933. and $1,257         5,449        7,125

      Goodwill, net of accumulated amortization
           of $20,895. and $ 11,607  ..........     109,105      118,393

                                                  $ 194,910    $ 203,839
                                                  =========    =========


Liabilities and members' deficit
      Current liabilities
            Cash - overdraft ..................   $    --      $  13,427
            Demand notes payable ..............     111,000      111,000
            Trade accounts payable ............     292,334      309,552
            Loans and advances ................      42,230       27,750
            Accrued expenses and withholding ..      22,637        9,828
                                                    468,201      471,557

Members' deficit ..............................    (273,291)    (267,718)
                                                  ---------    ---------

                                                  $ 194,910    $ 203,839
                                                  =========    =========



         See accountant's compilation report and the accompanying notes.
                                       F-8

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                 Statements of Income(Loss) and Members' Deficit
               For the nine months ended September 30, 1999 & 1998


                                                1999           1998
                                                ----           ----
Revenue
     Sales .................................   $ 841,338    $ 648,790
     Other .................................        --          6,637
                                                 841,338      655,427

Cost of sales ..............................     388,162      455,738
                                                            ---------

Gross profit ...............................     453,176      199,689

Expenses
    Compensation ...........................     164,755      146,521
    Interest ...............................       5,843        5,828
    Selling and administration .............     237,529      200,795
                                                 408,127      353,144

Net income(loss) ...........................      45,049     (153,455)


Members' deficit - January 1, 1999 & 1998 ..    (318,340)    (121,763)

Capital contributions ......................        --          7,500

Members' deficit - September 30, 1999 & 1998   $(273,291)   $(267,718)
                                               =========    =========









         See accountant's compilation report and the accompanying notes.
                                       F-9

                        MicroNet Online Services, L.L.C.
                          (a limited liability company)
                            Statements of Cash Flows
               for the nine months ended September 30, 1999 & 1998

                                                                   1999          1998
                                                                   ----          ----
Cash flows from operating activities
     Net income (loss) ........................................   $  45,049    $(153,455)
     Adjustments to reconcile net loss to net cash
     used by operating activities
       Depreciation and amortization ..........................       8,222        8,221
      (Increase) in:
       Trade accounts receivables .............................      (3,284)     (52,321)
       Increase(decrease) in:
       Trade accounts payables ................................      (3,760)     175,726
       Loans and advances .....................................     (29,200)       5,100
       Accrued expenses and withholding .......................        (659)       6,616
                                                                     16,368      (10,113)

Cash flows used by investing activities
     Acquisition of equipment .................................        --         (8,382)

Cash flows from financing activities
     Capital contribution by member ...........................        --          7,500

Net increase (decrease) in cash ...............................      16,368      (10,995)

Cash and cash equivalents (overdraft) January 1, 1999 & 1998 ..      (6,396)      (2,432)

Cash and cash equivalents (overdraft) September 30, 1999 & 1998   $   9,972    $ (13,427)
                                                                  =========    =========








         See accountant's compilation report and the accompanying notes.
                                      F-10

                        MicroNet Online Services, L.L.C.
                     Notes to Unaudited Financial Statements
               for the nine months ended September 30, 1999 & 1998




BASIS OF PRESENTATION

         The accompanying financial information of the Company is prepared in accordance with the rules prescribed for filing condensed interim financial statements and, accordingly, does not include all disclosures that may be necessary for complete financial statements prepared in accordance with generally accepted accounting principles. The disclosures presented are sufficient, in management's opinion, to make the interim information presented not misleading. All adjustments, consisting of normal recurring adjustments, which are necessary so as to make the interim information not misleading, have been made. Results of operations for the nine months ended September 30, 1999 are not necessarily indicative of results of operations that may be expected for the year ending December 31, 1999. It is recommended that this financial information be read with the complete financial statements for the year ended December 31, 1998.

                             PROTOSOURCE CORPORATION
               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999


The following unaudited proforma combined balance sheet gives effect to the acquisition of MicroNet Online Services, L.L.C. ("MicroNet") by ProtoSource Corporation ("Proto") in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma balance sheet gives effect to the acquisition as if it had occurred on September 30, 1999. This proforma balance sheet should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and MicroNet.

                                                    Proforma      Proforma
ASSETS                                 Proto         MicroNet    Adjustments            Combined
Current Assets:
  Cash and cash equivalents ....   $ 1,259,356    $     9,972    $ 1(175,597)            $ 1,093,731
  Accounts receivable ..........        96,507         70,384      1(70,384)                  96,507
  Prepaid expenses and other ...        83,130           --             --                    83,130
                                   -----------    -----------    -----------             -----------

    Total Current Assets .......     1,438,993         80,356       (245,981)              1,273,368
                                   -----------    -----------    -----------             -----------

Property and Equipment, at cost:
  Equipment ....................       944,776          8,382       1(8,382)                 944,776
  Furniture ....................       147,533           --             --                   147,533
  Leasehold improvements .......         6,463           --             --                     6,463
                                   -----------    -----------    -----------             -----------
                                     1,098,772          8,382         (8,382)              1,098,772
Less accumulated depreciation ..      (794,007)        (2,933)        12,933                (794,007)
                                   -----------    -----------    -----------             -----------

    Net Property and Equipment .       304,765          5,449         (5,449)                304,765
                                   -----------    -----------    -----------             -----------

Other Assets:
  Goodwill, net of amortization         16,089        109,105       1586,520                 711,714
  Investment in Corporation ....     1,800,000           --             --                 1,800,000
  Deposits .....................        15,420           --             --                    15,420
                                   -----------    -----------    -----------             -----------

    Total Other Assets .........     1,831,509        109,105        586,520               2,527,134
                                   -----------    -----------    -----------             -----------

    Total Assets ...............   $ 3,575,267    $   194,910    $   335,090             $ 4,105,267
                                   ===========    ===========    ===========             ===========



              The accompanying notes are an integral part of these
                 unaudited proforma combined condensed financial
                                   statements.

                             PROTOSOURCE CORPORATION
               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999


                                                                                  Proforma       Proforma
LIABILITIES AND STOCKHOLDERS' EQUITY                Proto          MicroNet       Adjustments     Combined
Current Liabilities:
  Accounts payable - trade ....................   $    103,131    $    292,334   $1(292,334)   $    103,131
  Accrued expenses ............................         65,883          64,867    1 (64,867)         65,883
  Deferred revenue ............................          9,302            --             --           9,302
  Notes payable ...............................           --           111,000    1(111,000)            --
  Current portion of long-term debt ...........         70,448            --             --          70,448
                                                  ------------    ------------    -----------   ------------

     Total Current Liabilities ................        248,764         468,201       (468,201)      248,764
                                                  ------------    ------------    -----------   ------------

Long-Term Debt, net of current portion above ..         39,741            --             --          39,741
                                                  ------------    ------------    -----------   ------------

Commitments and Contingencies .................           --              --             --             --

Stockholders' Equity:
  Preferred stock .............................           --              --             --             --
  Common stock ................................     10,792,672            --        1 530,000   1 1,322,672
  Additional paid in capital ..................         10,658          26,500      1 (26,500)       10,658
  Accumulated deficit .........................     (7,516,568)       (299,791)     1 299,791    (7,516,568)
                                                  ------------    ------------    -----------   ------------

     Total Stockholders' Equity ...............      3,286,762        (273,291)       803,291     3,816,762
                                                  ------------    ------------    -----------   ------------

     Total Liabilities and Stockholders' Equity   $  3,575,267    $    194,910    $   335,090    $4,105,267
                                                  ============    ============    ===========   ============


                   The accompanying notes are an integral part
                 of these unaudited proforma combined condensed
                              financial statements.

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

     The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of MicroNet by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and MicroNet.

                                                                                                          Proforma      Proforma
                                                                           Proto         MicroNet        Adjustments     Combined
Revenue                                                                 $  759,708        $841,338     $        --        $1,601,046

Operating expenses                                                       1,675,395         790,446         2 96,122        2,561,963
                                                                        ----------        --------         --------       ----------

       Income (Loss) From Operations                                      (915,687)         50,892         (96,122)        (960,917)
                                                                        ----------        --------       ---------         ---------

Other Income (Expense):
    Interest expense                                                       (20,324)         (5,843)         25,843          (20,324)
    Interest income and other                                              182,577              --              --           182,577
                                                                        ----------      ----------     ------------        ---------

       Total Other Income (Expense)                                        162,253          (5,843)          5,843           162,253
                                                                        ----------        --------        ----------        --------

       Net Income (Loss)                                                $ (753,434)       $ 45,049        $(90,279)      $ (798,664)
                                                                        ==========        ========        ========        ==========

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock                                      $       (.42)                                     $       (.43)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding                                      1,775,177                                         1,853,987






                   The accompanying notes are an integral part
                 of these unaudited proforma combined condensed
                              financial statements.

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

     The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of MicroNet by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1998. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and MicroNet.

                                                                                                          Proforma        Proforma
                                                                          Proto          MicroNet        Adjustments      Combined
Revenue                                                                $   882,651      $  913,137     $        --       $ 1,795,788

Operating expenses                                                       2,068,145       1,099,302        2128,163         3,295,610
                                                                       -----------      ----------       ---------       -----------

       Income (Loss) From Operations                                    (1,185,494)       (186,165)       (128,163)      (1,499,822)
                                                                       -----------      ----------       ---------      -----------

Other Income (Expense):
    Interest expense                                                      (705,021)         (7,770)         27,770         (705,021)
    Interest income and other                                              194,286              --              --           194,286
                                                                       -----------   -------------    ------------       -----------

       Total Other Income (Expense)                                       (510,735)         (7,770)          7,770         (510,735)
                                                                       -----------     -----------      ----------      -----------

       Net Income (Loss)                                               $(1,696,229)     $ (193,935)      $(120,393)     $(2,010,557)
                                                                       ===========      ==========       =========      ===========

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock                                     $       (1.24)                                     $      (1.39)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding                                      1,365,484                                         1,444,294






                   The accompanying notes are an integral part
                 of these unaudited proforma combined condensed
                              financial statements.

                             PROTOSOURCE CORPORATION
                 NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS



         1.       Basis of Presentation

     On October 28, 1999, Proto executed an Asset Purchase Agreement (the "Agreement") to purchase certain assets of MicroNet. The acquisition was effective November 1, 1999. The assets acquired consist of Internet subscriber base, Web hosting subscriber base, intellectual property rights and various other assets. The purchase price was $662,500 of which $132,500 was paid in cash and 78,810 shares of the Company's common stock ($530,000). The acquisition will be accounted for as a purchase.

     The proforma combined condensed balance sheet gives effect to the acquisition of MicroNet in a transaction accounted for as a purchase. The transaction is reflected in the proforma balance sheet as if it occurred on September 30, 1999.

     The proforma combined condensed statement of operations gives effect to the acquisition of MicroNet in a transaction accounted for as a purchase. The transaction is reflected in the proforma statement of operations as if it occurred at the beginning of the period presented.


         2.       Proforma Net Income (Loss) Per Share of Common Stock

     The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding after giving effect to the shares issued for the acquisition.

         3.       Proforma Adjustments

     Adjustments to present the proforma combined condensed financial statements are as follows:

                    1. Record the acquisition of MicroNet for $662,500; $132,500 in cash and $530,000 in common stock of the Company. The Company also paid a finders fee of $33,125 in connection with the acquisition which is added to the cost of the assets acquired.

                    2. Record  amortization  expense of goodwill recorded in the acquisition. The goodwill is amortized over a five year life. Also includes reversal of depreciation, amortization and interest expense of MicroNet for the periods presented.